================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 _______________

                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 30, 2003

                                 _______________

                               BearingPoint, Inc.
             (Exact name of registrant as specified in its charter)



           Delaware                 001-31451               22-3680505
       ---------------             -----------           ------------------
 (State or other jurisdiction      (Commission           (I.R.S. Employer
        of incorporation)          File Number)          Identification No.)

                            1676 International Drive
                                McLean, VA 22102
                    (Address of principal executive offices)

                                 (703) 747-3000
              (Registrant's telephone number, including area code)

================================================================================

Item 5.    Other Events

       On April 30, 2003, BearingPoint, Inc. (the "Company" or "BearingPoint") announced its financial results for the third quarter of fiscal 2003.

       The Company reported gross revenue of $821.3 million for the third quarter of fiscal year 2003, up 41.0% over the third quarter of the prior year. Similarly, net revenue increased 43.1% from a year ago to $628.3 million. The growth in revenue occurred in both the core (pre-acquisition) business and as a result of acquisitions and other transactions. The North American portion of the Company's core (pre-acquisition) business grew 6.0% year over year and 4.7% over the previous quarter.

       Net income for the Company's third quarter of fiscal year 2003 was $12.4 million or $0.06 per share. The results include the impact of an $11.9 million charge (net of tax) that pertained to a previously announced workforce reduction program. Excluding the impact of this charge, operating earnings were $24.3 million or $0.13 per share. The Company reported net income of $23.7 million or $0.15 per share in the third quarter of fiscal year 2002.

       Also during the Company's third quarter, BearingPoint strengthened its management by adding two executives to its leadership team: Robert Falcone as executive vice president and chief financial officer, and Christopher Formant as executive vice president for Financial Services, North America.

       Highlights from the current quarter results include the following key performance items:

    . Net income of $12.4 million, or $0.06 per share in the third quarter of fiscal year 2003, was consistent with guidance set forth at the beginning of the quarter. These results compare to net income and earnings per share of $16.4 million and $0.09 for the three months ended December 31, 2002, and $23.7 million and $0.15 for the three months ended March 31, 2002. The Company's operating earnings and operating earnings per share in the third quarter were $24.3 million and $0.13, respectively, which excludes the impact of the previously announced reduction in workforce charge of $11.9 million (net of tax).

    . Gross revenue in the third quarter of fiscal year 2003 was $821.3 million, an increase of $239.0 million, or 41.0%, from $582.3 million in the third quarter of fiscal year 2002. This increase was predominantly due to the impact of the international acquisitions and other transactions and growth in the North American portion of the Company's core (pre-acquisition) business, which was up 6.0% year over year. Gross revenue also increased $13.4 million from $807.9 million in the previous quarter. Gross revenue increased 4.7% in North America over the previous quarter. Our core (pre-acquisition) business includes our operations in North America (including the personnel hired from Andersen Business Consulting in the United States) and our operations in the Asia Pacific and Latin America regions, Israel, and Ireland before the acquisitions and other transactions involving international Andersen Business Consulting units, and the German, Austrian and Swiss consulting practices formerly known as KPMG Consulting AG (KCA).

    . Gross revenue, based on management's estimates, in the third quarter of fiscal year 2003 for our core (pre-acquisition) business increased when compared to the previous quarter and the quarter ended March 31, 2002. The quarterly increase was primarily the result of increases in four of our five North America business units (Public Services, Consumer and Industrial Markets, Financial Services and High Technology) and our core Asia Pacific practice. Year over year growth was primarily attributable to three of our five North America business units (Public Services, Consumer and Industrial Markets and Financial Services) plus our Asia Pacific and Latin America core practices.

    . Our acquisitions and other transactions in the first half of fiscal year 2003 significantly expanded our international presence and diversified our revenue base. For the quarter ended March 31,

       2003, North America generated 68.6% of consolidated gross revenue, while EMEA, Asia Pacific and Latin America contributed 19.2%, 10.2% and 2.0%, respectively. By comparison, for the third quarter of the prior fiscal year, North America contributed 91.4% of gross revenue, with EMEA, Asia Pacific and Latin America providing 1.0%, 5.9% and 1.7%, respectively.

       The Company also continues to effectively manage its cost structure and focus on the following key performance indicators:

  . Other direct contract expenses, as a percentage of gross revenue, decreased to 23.5% compared to 24.6% in the third quarter of the prior year. The improvement as a percentage of gross revenue was primarily due to the Company's effort to limit the use of subcontractors and travel expenses.

  . Professional compensation costs increased as a percentage of gross revenue from 38.5% a year ago to 45.9% in this quarter. This increase was primarily because the additional operations that were added during that period of time through acquisitions and other transactions had a higher percentage of professional compensation cost to gross revenue than the existing operations had in the same quarter of the prior year.

  . Other costs of service, as a percentage of gross revenue, decreased to 8.1% compared to 8.8% in the third quarter of the prior year. This improvement was created by a decline in bad debt expense and decreased discretionary spending as a result of cost control initiatives.

  . Selling, general and administrative expenses, as a percentage of gross revenue, decreased to 18.8% compared to 19.6% in the third quarter of the prior year. This decrease is principally due to reduced infrastructure costs and the decline in spending on rebranding. Rebranding costs incurred in the quarter were $4.7 million, down from $15.0 million in the previous quarter.

  . For the nine months ended March 31, 2003, the Company reported gross revenue of $2.4 billion, which represents an increase of $592.4 million, or 33.2%, over the nine months ended March 31, 2002. Net revenue increased 37.3% for the same period in the prior year. The growth in revenue is predominantly the result of growth in our core (pre-acquisition) business and acquisitions and other transactions completed in the first half of fiscal year 2003.

    . Net income for the nine months ended March 31, 2003 was $44.0 million or $0.24 per share compared to a net loss of $27.3 million or $0.17 per share, for the same period in the prior year. Included in the prior year's results was an $80.0 million or $0.50 per share, transitional impairment charge related to the cumulative effect of a change in accounting principle. Net income before cumulative effect of change in accounting principle for the nine months ended March 31, 2002 was $52.7 million or $0.33 per share.

SELECTED FINANCIAL DATA

                                                           ----------------------------------    --------------------------------
                                                                   Three Months Ended                   Nine Months Ended
                                                                         March 31,                            March 31,
US dollars in thousands,                                        2003               2002               2003             2002
                                                           ----------------------------------    --------------------------------
except per share data
Revenue                                                    $       821,325    $      582,305     $    2,376,796    $   1,784,414

Expenses                                                           797,035           532,831          2,288,728        1,672,620

Net Income - GAAP Basis                                             12,388            23,748             43,958          (27,302)

Operating Earnings (a)                                              24,253            23,748             55,823           65,441

Net Income Applicable to
   Common Shares                                                    12,388            23,748             43,958          (27,188)

Common Shares Outstanding:
   Average - Diluted                                           190,855,015       159,620,010        184,217,158      158,799,651
   Period End                                                  191,701,143       158,009,240        191,701,143      158,009,240

Earnings per Share:
   GAAP Basis - Basic and Diluted                          $          0.06    $         0.15     $         0.24    $       (0.17)
   Operating Basis - Basic and Diluted (a)                 $          0.13    $         0.15     $         0.30    $        0.41

Utilization Rate (Total NA)                                             69%               70%                65%              66%

Gross Billing Rate (Total NA)                              $           222    $          229     $          219    $         228

Average Billable Headcount (Global)                                 13,915             7,875             13,656            8,195
Total Headcount (Period End)                                        15,847             9,176             15,847            9,176

Reconciliation of Net Income to Operating Earnings (a)
Net Income - GAAP Basis                                    $        12,388    $       23,748     $       43,958    $     (27,302)

Add Back (net of tax):

   Workforce Reduction Program                                      11,865                 -             11,865           11,283
   Software License Impairment Charge                                    -                 -                  -            1,500
   Change in Accounting Principle                                        -                 -                  -           79,960
                                                           ---------------    --------------     --------------    -------------
Operating Earnings (a)                                     $        24,253    $       23,748     $       55,823    $      65,441
                                                           ===============    ==============     ==============    =============

(a) Operating earnings and operating earnings per share are non-GAAP financial measures. The company believes that adjusting net income to reflect either non-recurring items (e.g., software license impairment charge) or items that do not contribute to the operating earnings of the company (i.e., workforce reduction program) provides useful information to investors regarding the company's results of operations.

STATEMENTS OF INCOME - QUARTERLY

                                                     -------------------   -----------     --------------------   ---------
                                                      Three Months Ended       % of         Three Months Ended      % of
US dollars in thousands,                                  March 31,            Gross            March 31,           Gross
   except per share data                                    2003              Revenue             2002             Revenue
                                                     -------------------   -----------     --------------------   ---------
Revenue                                                $     821,325          100.0%          $    582,305           100.0%
     Other Direct Contract Expenses                         (193,053)         (23.5)              (143,254)          (24.6)
                                                       -------------      ---------           ------------        --------

Net Revenue                                                  628,272           76.5                439,051            75.4
                                                       -------------      ---------           ------------        --------
     Costs of Service
        Professional Compensation                            376,979           45.9                224,206            38.5
        Other Costs of Service                                66,870            8.1                 51,322             8.8
                                                       -------------      ---------           ------------        --------

     Total Costs of Service                                  443,849           54.0                275,528            47.3
                                                       -------------      ---------           ------------        --------
Gross Margin                                                 184,423           22.5                163,523            28.1

     Selling, General & Administrative                       154,188           18.8                113,995            19.6
                                                       -------------      ---------           ------------        --------

Operating Income                                              30,235            3.7                 49,528             8.5
     Interest Income / (Expense), Net                         (4,513)          (0.5)                   277             0.0
     Other                                                    (1,432)          (0.2)                  (331)           (0.1)
                                                       -------------      ---------           ------------        --------

Income before Taxes                                           24,290            3.0                 49,474             8.5
     Income Tax Expense                                       11,902            1.4                 25,726             4.4
                                                       -------------      ---------           ------------        --------
Net Income - GAAP Basis                                       12,388            1.5                 23,748             4.1

     Workforce Reduction Program (net of tax)                 11,865            1.4                      -               -
                                                       -------------      ---------           ------------        --------
Operating Earnings (a)                                 $      24,253            3.0%          $     23,748             4.1%
                                                       =============      =========           ============        ========
Performance Metrics
Net Income Applicable to Common                        $      12,388                          $     23,748
Basic and Diluted Net Income
     per Share - GAAP Basis                            $        0.06                          $       0.15
Basic and Diluted Operating
     Earnings per Share (a)                            $        0.13                          $       0.15
Utilization Rate (Total NA)                                       69%                                   70%
Efficiency Rate (Total NA)                                        75%                                   75%
Days Sales Outstanding (DSO)                                      69                                    58

(a) Operating earnings and operating earnings per share are non-GAAP financial measures. The company believes that adjusting net income to reflect either non-recurring items (e.g., software license impairment charge) or items that do not contribute to the operating earnings of the company (i.e., workforce reduction program) provides useful information to investors regarding the company's results of operations.

STATEMENTS OF INCOME - YTD

                                                  -----------------   -------    -----------------  -------
                                                  Nine Months Ended    % of      Nine Months Ended   % of
US dollars in thousands,                                March 31,      Gross         March 31,       Gross
  except per share data                                   2003        Revenue         2002          Revenue
                                                  -----------------   -------    -----------------  -------

Revenue                                               $2,376,796      100.0%        $1,784,414      100.0%
 Other Direct Contract Expenses                         (535,486)     (22.5)          (442,990)     (24.8)
                                                      ----------      -----         ----------      -----
Net Revenue                                            1,841,310       77.5          1,341,424       75.2
                                                      ----------      -----         ----------      -----
 Costs of Service
  Professional Compensation                            1,078,555       45.4            717,038       40.2
  Other Costs of Service                                 205,657        8.7            163,970        9.2
                                                      ----------      -----         ----------      -----
 Total Costs of Service                                1,284,212       54.0            881,008       49.4
                                                      ----------      -----         ----------      -----
Gross Margin                                             557,098       23.4            460,416       25.8

 Selling, General & Administrative                       459,213       19.3            348,170       19.5
                                                      ----------      -----         ----------      -----
Operating Income                                          97,885        4.1            112,246        6.3
 Interest Income/(Expense), Net                           (8,364)      (0.4)               451        0.0
 Other                                                    (1,453)      (0.1)              (903)      (0.1)
                                                      ----------      -----         ----------      -----
Income before Taxes                                       88,068        3.7            111,794        6.3
 Income Tax Expense                                       44,110        1.9             59,136        3.3
                                                      ----------      -----         ----------      -----
Income Before Cumulative Effect of Change
 in Accounting Principle                                  43,958        1.8             52,658        3.0
Cumulative Effect of Change in Accounting
 Principle                                                     -          -             79,960        4.5
                                                      ----------      -----         ----------      -----
Net Income - GAAP Basis                                   43,958        1.8            (27,302)      (1.5)

Add Back:

 Workforce Reduction Program (net of tax)                 11,865        0.5             11,283        0.6
 Software License Impairment Charge (net of tax)               -          -              1,500        0.1
 Cumulative Effect of Accounting Change (net of tax)           -          -             79,960        4.5
                                                      ----------      -----         ----------      -----
Operating Earnings (a)                                $   55,823        2.3%        $   65,441        3.7%
                                                      ==========      =====         ==========      =====
Performance Metrics
Net Income Applicable to Common                       $   43,958                    $  (27,188)
Basic and Diluted Net Income
 per Share - GAAP Basis                               $     0.24                    $    (0.17)
Basic and Diluted Income Before
 Cumulative Effect of Change
 in Accounting Principle                              $     0.24                    $     0.33
Basic and Diluted Operating
 Earnings per Share (a)                               $     0.30                    $     0.41
Utilization Rate (Total NA)                                   65%                           66%
Efficiency Rate (Total NA)                                    74%                           75%
Days Sales Outstanding (DSO)                                  69                            58

(a) Operating earnings and operating earnings per share are non-GAAP financial measures. The company believes that adjusting net income to reflect either non-recurring items (e.g., software license impairment charge) or items that do not contribute to the operating earnings of the company (i.e., workforce reduction program) provides useful information to investors regarding the company's results of operations.

BALANCE SHEET

                                                        ------------   ------------
                                                          March 31,      June 30,
US dollars in thousands                                     2003           2002
                                                        ------------   ------------
             ASSETS

Current Assets:
   Cash and Cash Equivalents                            $     44,360   $    203,597
   Accounts Receivable, Net                                  349,383        246,792
   Unbilled Revenues, Net                                    270,307        128,883
   Other Current Assets                                      110,597         67,941
                                                        ------------   ------------

   Total Current Assets                                      774,647        647,213

Property and Equipment, Net                                  106,039         60,487
Goodwill and Other Intangible Assets, Net                  1,104,481        163,315
Other Assets                                                  22,398         24,116
                                                        ------------   ------------

   Total Assets                                         $  2,007,565   $    895,131
                                                        ============   ============

      LIABILITIES AND EQUITY

Current Liabilities:
   Current Portion of Notes Payable                     $     26,059   $      1,846
   Acquisition Obligation                                     22,497         16,653
   Accounts Payable and Other Current Liabilities            463,968        264,796
                                                        ------------   ------------

   Total Current Liabilities                                 512,524        283,295

Long Term Portion of Notes Payable                           297,685              -
Other Long Term Liabilities                                   62,968          9,966
                                                        ------------   ------------

   Total Liabilities                                         873,177        293,261

   Total Equity                                            1,134,388        601,870
                                                        ------------   ------------


   Total Liabilities and Equity                         $  2,007,565   $    895,131
                                                        ============   ============

Item 7.  Financial Statements and Exhibits

(c)  Exhibits

Exhibit 99.1    Press Release of BearingPoint, Inc., dated April 30, 2003.
Exhibit 99.2    Performance Report of BearingPoint, Inc., dated March 31, 2003.


Item 9.  Regulation FD Disclosure

       The following information is being furnished under Item 12 of Form 8-K.

       On April 30, 2003, the Company issued a press release announcing its financial results for the third quarter of fiscal year 2003 (see Exhibit 99.1) and a Performance Report for the same fiscal period (see Exhibit 99.2).

Forward-Looking Statements

       This Current Report on Form 8-K contains "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements relate to the Company's operations that are based on the Company's current expectations, estimates and projections. Words such as "may," "will," "could," "would," "should," "anticipate," "predict," "potential," "continue," "expects," "intends," "plans," "projects," "believes," "estimates," and similar expressions are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future performance because they involve risks, uncertainties, and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events or the Company's future financial performance that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements. As a result, these statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

        The Company's actual results may differ from the forward-looking statements for many reasons, including:

    -- the business decisions of the Company's clients regarding the use of the Company's services;

    -- the timing of projects and their termination;

    -- the availability of talented professionals to provide the Company's services;

    -- the pace of technological change;

    -- the strength of the Company's joint marketing relationships;

    -- the actions of the Company's competitors; and

    -- unexpected difficulties associated with the Company's recent acquisitions, group hires and other transactions involving BearingPoint GmbH and the former Andersen Business Consulting Practices.

       In addition, the Company's results and forward-looking statements could be affected by general domestic and international economic and political conditions, including the current slowdown in the economy, uncertainty as to the future direction of the economy and vulnerability of the economy to domestic or international incidents, as well as market conditions in the Company's industry. For a more detailed discussion of certain of these factors, see "Factors Affecting Future Financial Results" that is attached as Exhibit 99.1 to the Company's Form 10-Q for the quarter ended December 31, 2002, "Factors Affecting Future Financial Results" in the Company's most recent Form 10-K and similar sections in the Company's filings with the Securities and Exchange Commission, which describe risks and factors that could cause results to differ materially from those projected in such forward-looking statements. The Company cautions the reader that these risk factors may not be exhaustive. The Company operates in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on the Company's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those implied by any forward-looking statements.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   April 29, 2003                BearingPoint, Inc.

                                      By:

                                      /s/ Robert S. Falcone
                                      ---------------------------------------
                                      Robert S. Falcone
                                      Executive Vice President and Chief
                                      Financial Officer

                                  Exhibit Index

Exhibit 99.1    Press Release of BearingPoint, Inc., dated April 30, 2003.
Exhibit 99.2    Performance Report of BearingPoint, Inc., dated March 31, 2003.